Exhibit 99.1

HEALTH MANAGEMENT ASSOCIATES STOCKHOLDERS

APPROVE PROPOSED ACQUISITION BY COMMUNITY HEALTH SYSTEMS

FRANKLIN, Tenn. & NAPLES, Fla. (January 8, 2014) – Community Health Systems, Inc. (NYSE: CYH) (“CHS”) and Health Management Associates, Inc. (NYSE: HMA) (“HMA”) announced today that HMA stockholders voted to adopt the previously announced merger agreement under which CHS has agreed to acquire HMA. HMA stockholders approved the transaction with approximately 98.7 percent of the votes cast at today’s special meeting voting in favor of adoption of the merger agreement, representing approximately 81.7 percent of HMA’s outstanding common shares as of November 22, 2013, the record date for the special meeting.

Steve Shulman, Chairman of the Board of Health Management Associates, said, “We are gratified that HMA stockholders have approved our merger with Community Health Systems and look forward to taking the steps necessary to complete the transaction.”

Wayne T. Smith, Chairman of the Board, President and Chief Executive Officer of Community Health Systems, said, “We are pleased that HMA stockholders have seen the significant strategic value in combining with CHS. We are working now to finalize regulatory approvals, and we expect to complete this transaction quickly so that we can integrate our two companies and deliver on our plans for long-term growth and value creation.”

The transaction is expected to be completed prior to the end of January 2014 and is subject to customary closing conditions, the receipt of regulatory approvals and the absence of certain adverse developments.

About CHS

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, CHS currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and outpatient medical and surgical services. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

About HMA

Health Management Associates, Inc., through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. HMA currently operates 71 hospitals in 15 states with approximately 11,000 licensed beds. Shares in Health Management Associates are traded on the New York Stock Exchange under the symbol “HMA.”

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Health Management Associates Stockholders Approve Proposed Acquisition

    by Community Health Systems

January 8, 2014

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and HMA and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the transaction, including cost savings and other synergies, may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; actions taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in HMA’s and CHS’s filings with the Securities and Exchange Commission, including each company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ending December 31, 2012.

The forward-looking statements speak only as of the date of this communication. Neither CHS nor HMA undertakes any obligation to update these statements.

Contacts:

Community Health Systems, Inc.

    Investor Relations:

    W. Larry Cash, 615-465-7000

    Executive Vice President & Chief Financial Officer

    Media Relations:

    Tomi Galin, 615-628-6607

    Vice President, Corporate Communications

Health Management Associates, Inc.

    Investor Relations:

    John Merriwether, 239-598-3131

    Vice President, Investor Relations

    Media Relations:

    MaryAnn Hodge, 239-598-3131

    Vice President, Marketing & Communications

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